UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 10, 2026
Date of Report (date of earliest event reported)
__________________________________________
MillerKnoll, Inc.
(Exact Name of Registrant as Specified in Charter)

Michigan	001-15141	38-0837640
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

855 East Main Avenue
Zeeland, MI 49464
(Address of principal executive offices and zip code)
(616) 654-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.20 per share	MLKN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

On February 10, 2026 (the “Closing Date”), MillerKnoll, Inc., a Michigan corporation (the “Company”), entered into Amendment No. 5 to Credit Agreement (the “Amendment”) by and among the Company, certain subsidiaries of the Company party thereto, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent for the Term B Facilities (as defined in the Credit Agreement referenced below) and as collateral agent, which amends that certain Credit Agreement, dated as of July 19, 2021 (as amended prior to the Closing Date, the “Existing Agreement”; the Existing Agreement as amended by the Amendment, the “Credit Agreement”), among the Company, the lenders and other parties from time to time party thereto (the “Lenders”), and the agents party thereto.

The Amendment refinanced and replaced in full, effective as of the Closing Date, the entire existing 2025 term loan B facility (the “2025 Term Loan B Facility”) under the Credit Agreement in an initial aggregate principal amount of $550,000,000 with a new term loan B facility (the “2026 Term Loan B Facility”). As of the Closing Date, upon giving effect to the refinancing contemplated by the Amendment, the 2026 Term Loan B Facility had outstanding borrowings in an aggregate principal amount of $548,625,000. Consistent with the 2025 Term Loan B Facility, the 2026 Term Loan B Facility matures on August 7, 2032.

The 2026 Term Loan B Facility has substantially the same terms as the 2025 Term Loan B Facility, except, among other things: (i) the 2026 Term Loan B Facility bears interest at a rate per annum equal to, at the Company’s option, either (x) Term SOFR or Daily Simple SOFR (such loans, collectively, “RFR Loans”) plus an applicable margin of 2.00% or (y) a base rate (such loans, “ABR Loans”) plus an applicable margin of 1.00%, which is 25 basis points lower than the applicable margins under the 2025 Term Loan B Facility for both RFR Loans and ABR Loans; and (ii) the Company may generally prepay outstanding loans under the 2026 Term Loan B Facility at any time, without prepayment premium or penalty, subject to customary “breakage” costs with respect to RFR Loans, provided, however, that prepayments of the 2026 Term Loan B Facility in connection with certain “repricing events” resulting in a lower yield occurring at any time during the first six months after the Closing Date must be accompanied by a 1.00% prepayment premium.

The foregoing description of the Amendment and the Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1
Amendment No. 5 to Credit Agreement, dated as of February 10, 2026, by and among MillerKnoll, Inc., certain subsidiaries of MillerKnoll, Inc. party thereto, the lenders and other parties party thereto, and Wells Fargo Bank, National Association, as administrative agent for the Term B Facilities and as collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	February 11, 2026	MillerKnoll, Inc.
		By:	/s/ Kevin J. Veltman
Kevin J. Veltman Chief Financial Officer